Exhibit 28(d)(13)
EXPENSE LIMITATION AGREEMENT
EXPENSE LIMITATION AGREEMENT made as of the 1st day of August 2011 by and between RidgeWorth Funds (the “Trust”), a Massachusetts business trust, RidgeWorth Capital Management, Inc. (the “Adviser”) and each investment subadviser listed on Schedule B (“Sub-Adviser”) with respect to the series of the Trust (the “Funds”) set forth on Schedule B.
The Adviser and each Sub-Adviser hereby agree to waive their fees and reimburse expenses to the extent necessary to limit total operating expenses, based on a percentage of the average daily net assets of each Fund, (excluding interest, taxes, brokerage commissions, substitute dividend expenses on securities sold short, extraordinary expenses, estimated indirect expenses attributable to investments in other investment companies and other expenses not incurred in the ordinary course of business) for Funds set forth on Schedule A to the levels set forth on Schedule A until August 1, 2012.
For the Emerging Growth Stock Fund, Short-Term U.S. Treasury Securities Fund, High Grade Municipal Bond Fund, and Maryland Municipal Bond Fund, the total advisory fees waived shall be borne 60% by the Adviser and 40% by each Sub-Adviser.
For the Limited-Term Federal Mortgage Securities Fund, the total advisory fees waived shall be borne 40% by the Adviser and 60% by each Sub-Adviser.
If at any point before August 1, 2014, it becomes unnecessary for the Adviser or Sub-Adviser to waive fees and make reimbursements for a particular Fund, the Adviser and the Sub-Adviser may retain the difference between the Total Annual Fund Operating Expenses of that Fund and the applicable expense cap set forth on Schedule A to recapture any of its prior waivers or reimbursements.
The Trust acknowledges that the Adviser may engage in brokerage transactions using Fund assets with brokers who agree to pay a portion of the Fund’s expenses, and that the Adviser’s guarantee of Fund expense ratios takes into account these expenses-limiting arrangements.
This Agreement shall terminate, without payment of any penalty, upon: (1) termination of the Investment Advisory Agreement with the Adviser or (2) written notice to the Adviser by the Trust.
IN WITNESS WHEREOF, the parties hereto have caused this Expense Limitation Agreement to be executed as of the day and year first written above.

RIDGEWORTH FUNDS		RIDGEWORTH CAPITAL MANAGEMENT, INC.

By:	/s/ Julia Short	By:	/s/ John Stebbins
Name:	Julia Short	Name:	John Stebbins
Title:	President	Title:	Managing Director and CFO
ZEVENBERGEN CAPITAL INVESTMENTS LLC (with respect to the Emerging Growth Stock Fund)

By: Name:	/s/ Leslie Tubbs Leslie Tubbs
Title:	Managing Partner
SEIX INVESTMENT ADVISORS LLC (with respect to the Limited-Term Federal Mortgage Securities Fund)

By: Name:	/s/ Jim Keegan Jim Keegan
Title:	CIO and CEO
STABLERIVER CAPITAL MANAGEMENT LLC (with respect to the Short-Term U.S. Treasury Securities Fund, the High Grade Municipal Bond Fund and the Maryland Municipal Bond Fund)

By: Name:	/s/ David Eidson David Eidson
Title:	President and COO

EXPENSE LIMITATION AGREEMENT
SCHEDULE A

	SHARE	EXPENSE
FUND	CLASS	LIMITATION
Emerging Growth Stock Fund	I	1.24%
	A	1.54%

Aggressive Growth Allocation Strategy	I	0.20%
	A	0.50%
	C	1.20%

Conservative Allocation Strategy	I	0.20%
	A	0.50%
	C	1.20%

Growth Allocation Strategy	I	0.20%
	A	0.50%
	C	1.20%

Moderate Allocation Strategy	I	0.20%
	A	0.50%
	C	1.20%

Short-Term U.S. Treasury Securities Fund	I	0.55%
	A	0.73%
	C	1.55%

High Grade Municipal Bond Fund	I	0.65%
	A	0.80%

Maryland Municipal Bond Fund	I	0.65%
	A	0.80%

Limited-Term Federal Mortgage Securities Fund	I	0.66%
	A	0.86%
	C	1.66%

SCHEDULE B

FUND NAME	ADVISER

Aggressive Growth Allocation Strategy	RidgeWorth Capital Management, Inc.

Conservative Allocation Strategy	RidgeWorth Capital Management, Inc.

Growth Allocation Strategy	RidgeWorth Capital Management, Inc.

Moderate Allocation Strategy	RidgeWorth Capital Management, Inc.

FUND NAME	SUB-ADVISER

Emerging Growth Stock Fund	Zevenbergen Capital Investments LLC

Limited-Term Federal Mortgage Securities Fund	Seix Investment Advisors LLC

Short-Term U.S. Treasury Securities Fund	StableRiver Capital Management LLC

High Grade Municipal Bond Fund	StableRiver Capital Management LLC

Maryland Municipal Bond Fund	StableRiver Capital Management LLC